Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to incorporation in this Amendment No. 1 to the Registration Statement on Form S-4 of Dynabazaar, Inc. (Registration No. 333-143575), our report dated March 22, 2007, with respect to the consolidated financial statements of Dynabazaar, Inc. as of December 31, 2006 and for the year then ended and to the reference to our firm under the caption “Experts” in the prospectus.

/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
June 20, 2007